Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-124647) pertaining to the Teekay LNG Partners L.P. 2005 Long Term Incentive Plan and in the Registration Statement (Form F-3 No. 333-162579) and related prospectus and prospectus supplement of Teekay LNG Partners L.P. for the registration of up to $400,000,000 in total aggregate offering price of an indeterminate number of common units and debt securities of our report dated April 26, 2010 with respect to the consolidated financial statements of Teekay LNG Partners L.P. and our report dated April 26, 2010 on the effectiveness of internal control over financial reporting of Teekay LNG Partners L.P., and our report dated April 26, 2010 on the consolidated balance sheet of Teekay GP L.L.C., and our report dated April 26, 2010 on the consolidated financial statements of Teekay Nakilat (III) Corporation, included in the Annual Report (Form 20-F) for the year ended December 31, 2009.

Vancouver, Canada	/s/ ERNST & YOUNG LLP
April 26, 2010	Chartered Accountants